EMPLOYMENT AGREEMENT AMENDMENT

THIS EMPLOYMENT AGREEMENT AMENDMENT (the "Amendment") is entered into effective as of September 1, 2016 (the “Effective Date”), is between Rhino GP LLC ("Employer") and Scott Morris ("Employee").

W I T N E S S E T H

WHEREAS, Employee is currently employed by Employer pursuant to an Employment Agreement dated October 1, 2015 (the “Prior Agreement”).

WHEREAS, Employer and Employee now desire to amend the Prior Agreement, and have executed this Amendment to evidence the terms of their agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.       Section 1 of the Prior Agreement is hereby deleted and replaced in its entirety with the following language:

“Terms and Duties. The Employer hereby shall employ Employee as its Chief Financial Officer continuing from the Effective Date until December 31, 2017 unless sooner terminated as herein provided or extended by mutual agreement of the parties (the “Employment Term"), with such duties customary to such position as Employer may reasonably designate during the Employment Term. The Employee shall also serve as an officer of those other subsidiaries of Rhino Resource Partners LP (OTC Markets: RHNO) that Employer designates. The Employee agrees to devote all of his business time and his best efforts to the business of Employer as may be necessary to perform his duties in accordance with the policies and budgets established from time to time by Employer. During the Employment Term, the Employee will not have any other paid employment. Employee shall be bound by, and agree to comply with, all policies, procedures, and employment conditions of Employer in effect from time to time applicable to its employees. Employee further agrees at all times to adhere to and perform all duties in accordance with all applicable federal, state or local laws, rules and regulations, and applicable stock exchange regulations.”

2.       Section 2 of the Prior Agreement is hereby deleted and replaced in its entirety with the following language:

“Compensation” For Employee’s services hereunder during the Employment Term, Employer shall pay to Employee a salary at the rate of $200,000 per year (“Base Salary”), payable periodically in accordance with Employer’s usual executive payroll payment procedures, subject to periodic review for possible increase consistent with Employer’s customary salary review practices.

3.       All other terms and conditions in the Prior Agreement shall remain unchanged except to the extent specifically modified herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

EMPLOYER:

Rhino GP LLC

By:	/s/ Whitney Kegley

EMPLOYEE:s

/s/ Scott Morris
Scott Morris